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                                                                    EXHIBIT 10.1


                                   AMENDED AND RESTATED EFFECTIVE AUGUST 1, 1995



                                   TRW INC.
                    STOCK PLAN FOR NON-EMPLOYEE DIRECTORS




1.       PURPOSE
         -------

         The purposes of this Stock Plan for Non-Employee Directors (the "Plan") of TRW Inc. (the "Company") are to increase the ownership interest in the Company of non-employee Directors whose services are considered essential to the Company's continued growth and progress and to provide a further incentive to serve as a Director of the Company.


2.       ADMINISTRATION
         --------------

         The Plan shall be administered by a Committee consisting of all Directors who are concurrently employees of the Company. Subject to the provisions of the Plan, the Committee shall have authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and administer its provisions. The decisions of the Committee shall be final and binding upon all parties. The Committee may consist of as few as one person, and a quorum of the Committee shall be one.


3.       ELIGIBILITY
         -----------

         Directors of the Company who are not employees of the Company or any subsidiary or affiliate of the Company shall be eligible to participate in the Plan. Any Director who is a director or chairman of the board of directors of a subsidiary or affiliate of the Company shall not, solely by virture thereof, be deemed to be an employee of the Company or such subsidiary or affiliate for purposes of such eligibility.
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4.       GRANTS
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         Each eligible Director shall be granted 250 shares of TRW Common Stock
("TRW Common"), par value $0.625 per share, on August 1, 1995. Thereafter, on August 1 of each year, each eligible Director then serving shall be granted 250 shares of TRW Common. Only shares of TRW Common which previously have been issued and reacquired by the Company shall be utilized for grants under this Plan. Certificates for shares granted shall be issued as of the date of grant.

         Shares granted hereunder shall constitute compensation for services as a Director and shall supplement cash retainer fees. The value of shares of TRW Common granted hereunder shall be deemed to be the mean of the high and the low sales prices of TRW Common (1) as reported on the composite tape (or other appropriate reporting vehicle as determined by the Committee) for the date of grant or, if no such report shall be available for such date, as reported for the New York Stock Exchange for such date, or (2) if such day is not a trading day, as so reported for the next preceding trading day.


5.       REGULATORY LIMITATIONS
         ----------------------

         No share of TRW Common granted to a Director under this Plan may be sold for at least six months after the date of grant, except in the case of death or disability of such Director. The Company reserves the right to legend the share certificates, to retain custody of certificates for an appropriate period of time and to take other actions designed to assure compliance with applicable securities laws and stock exchange rules.


6.       ADJUSTMENT UPON CHANGES IN TRW COMMON
         -------------------------------------

         In the event there shall be any change in TRW Common through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, exchange of stock or other change in the corporate structure

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or shares of the Company, appropriate adjustments shall be made in the number and kind of shares or other securities or property subject to subsequent grants hereunder to reflect such changes.


7.       AMENDMENT AND TERMINATION PLAN
         ------------------------------

         The Directors may from time to time amend, modify, suspend or terminate this Plan; provided, however, that the provisions of this Plan regarding eligibility, timing of grants and the number of shares included in any grant may not be amended or revised more than once every six months other than to conform to changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations thereunder.


8.       MISCELLANEOUS
         -------------

         This Plan shall not be construed as conferring any rights upon any Director to continue as a Director for any period of time, or at any particular rate of compensation.

         The Company shall have the right to require, prior to the delivery of any share certificate, payment of any taxes required by law to be withheld with respect to the grant.





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